UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2025

ASPIRA WOMEN’S HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100

Austin, TX 78738

(Address of principal executive office) (Zip Code)

(512) 519-0400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AWHL	OTC QX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2025, Aspira Women’s Health Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park committed to purchase, at the Company’s direction from time to time, up to an aggregate of $10.0 million of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to the terms and conditions set forth in the Purchase Agreement. In connection therewith, the Company also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement” and, together with the Purchase Agreement, the “Agreements”), pursuant to which the Company agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement covering the resale by Lincoln Park of the shares of Common Stock that have been and may be issued and sold to Lincoln Park under the Purchase Agreement, including the commitment shares described below, and to take such other actions as are reasonably necessary to maintain the effectiveness of such registration statement as provided in the Registration Rights Agreement.

Under the terms of the Purchase Agreement, from and after the date on which the conditions to Lincoln Park’s purchase obligations have been satisfied, including that the registration statement described above is declared effective by the SEC and a final prospectus is filed with the SEC (the “Commencement Date”), the Company will have the right, but not the obligation, in its sole discretion to direct Lincoln Park to purchase shares of Common Stock from time to time over a period of up to 24 months, for aggregate gross proceeds to the Company of up to $10.0 million, subject to certain limitations contained in the Purchase Agreement. Lincoln Park has no right to require the Company to sell any shares of Common Stock, but Lincoln Park is obligated to make purchases of Common Stock from the Company as directed by the Company in accordance with the Purchase Agreement.

From and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is greater than $0.10 per share, the Company may, by written notice, direct Lincoln Park to purchase up to 50,000 shares of Common Stock (a “Regular Purchase”), which amount may be increased to up to 75,000 shares if the closing sale price is not below $0.50 per share and up to 100,000 shares if the closing sale price is not below $0.75 per share, in each case subject to a maximum dollar amount of $500,000 per Regular Purchase. The purchase price per share for each Regular Purchase will be equal to 95% of the lower of (i) the lowest sale price of the Common Stock on the applicable purchase date and (ii) the average of the three lowest closing sale prices of the Common Stock during the ten business days immediately preceding the applicable purchase date. Regular Purchases may be effected as frequently as each business day after the close of trading so that the applicable purchase price is fixed and known at the time the Company elects to sell shares to Lincoln Park.

In addition, if the Company directs Lincoln Park to purchase the maximum number of shares permitted in a Regular Purchase on an applicable purchase date, then, in addition to such Regular Purchase and subject to the satisfaction of certain conditions and limitations set forth in the Purchase Agreement, the Company may also direct Lincoln Park to purchase additional shares of Common Stock in one or more accelerated purchases (each, an “Accelerated Purchase”) on the following business day. The Company may set a minimum price threshold for any Accelerated Purchase in the related notice. For any Accelerated Purchase, Lincoln Park will purchase the lesser of (i) three times the number of shares purchased in the corresponding Regular Purchase and (ii) 30% of the trading volume on the Accelerated Purchase date, at a purchase price per share equal to the lower of 95% of (x) the closing sale price on the Accelerated Purchase date and (y) the volume-weighted average price for such date. Subject to satisfaction of the applicable conditions, the Company may direct multiple Accelerated Purchases in a single trading day, provided share deliveries for prior purchases have been completed.

The Purchase Agreement contains customary terms, conditions, representations and warranties, and indemnification obligations of the parties. The Company may terminate the Purchase Agreement at any time, for any reason or no reason, upon one business day’s prior written notice to Lincoln Park, at no cost or penalty. Following the Commencement Date, upon the occurrence of specified suspension events described in the Purchase Agreement, including, among others, the unavailability of the registration statement for resales, trading suspensions, certain breaches of representations or covenants having or reasonably likely to have a material adverse effect, and certain listing or eligibility events, the Company will not be permitted to direct Lincoln Park to purchase shares until the applicable suspension event is cured or waived; provided that Lincoln Park does not have the right to terminate the Purchase Agreement as a result of any such suspension event. In addition, the Purchase Agreement prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if such shares, when aggregated with all other shares then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park beneficially owning more than 4.99% of the outstanding shares of Common Stock, which beneficial ownership cap may be increased by Lincoln Park to up to 9.99% upon 61 days’ prior written notice to the Company.

As consideration for Lincoln Park’s commitment to purchase shares under the Purchase Agreement, on the date of the Purchase Agreement the Company issued to Lincoln Park shares of Common Stock having an aggregate dollar value equal to 3.0% of the $10.0 million aggregate commitment (the “Commitment Shares”), with the number of Commitment Shares determined based on the average of the closing sale prices of the Common Stock for the ten consecutive business days prior to the date of the Purchase Agreement.

Lincoln Park has agreed that it will not engage in or effect, directly or indirectly, any short sales of or hedging transactions that establish a net short position in the Common Stock at any time. The Agreements do not contain financial or business covenants, limitations on the use of proceeds or rights of first refusal or participation rights. The Purchase Agreement prohibits the Company, subject to limited exceptions, from entering into another equity line of credit or substantially similar arrangement during the 24-month term of the Purchase Agreement; however, the Company may enter into or maintain an at-the-market offering program with a registered broker-dealer.

This report shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing summary of the material terms of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreements, copies of which are attached as exhibits to this report, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants in such Agreements were made only for purposes of such Agreements and as of specific dates, were solely for the benefit of the parties to such Agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933). The Commitment Shares were issued and the Purchase Shares will be issued and sold by the Company to Lincoln Park in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated December 23, 2025, by and between the Company and Lincoln Park Capital Fund, LLC.*
10.2	Registration Rights Agreement, dated December 23, 2025, by and between the Company and Lincoln Park Capital Fund, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 23, 2025

ASPIRA WOMEN’S HEALTH INC.

By:	/s/ Michael Buhle
Name:	Michael Buhle
Title:	Chief Executive Officer